Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated January 7, 2021, relating to the financial statements of Deep Lake Capital Acquisition Corp. appearing in Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-251649.

/s/ WithumSmith+Brown, PC

New York, New York
January 12, 2021